                                                                  EXHIBIT 10.6

                             AMENDMENT LETTER NO. 5

Big Flower Limited
c/o Ashurst Morris Crisp
Broadwalk House
5 Appold Street
London EC2A 2HA

Attention of Jeffrey Sultoon

Olwen Direct Mail Limited
c/o Ashurst Morris Crisp
Broadwalk House
5 Appold Street
London EC2A 2HA

Attention of Jeffrey Sultoon

Big Flower Press Holdings, Inc.
c/o Ashurst Morris Crisp
Broadwalk House
5 Appold Street
London EC2A 2HA

Attention of Jeffrey Sultoon

                                                                13th March 1998

c.c.:      Big Flower Press Holdings, Inc.
           3 East 54th Street
           17th Floor
           New York
           NY 10022

           Attention of Mark Angelson

Dear Sirs,

We write with reference to the facility letter dated 18th September 1997 from ourselves to Big Flower Limited (the "Original Facility Letter") to which Olwen Direct Mail Limited became an acceding borrower by a deed of accession dated 18th September, 1997 (the "Deed of Accession") and as amended by an amendment letter dated 25th November, 1997 (the "Amendment Letter"), an amendment letter dated 23rd December, 1997 ("Amendment Letter No. 2"), an amendment letter dated 5th February, 1998 ("Amendment Letter No. 3") and the amendment letter dated 26th February 1998 ("Amendment Letter No. 4") (the Original Facility Letter as amended being the "Facility Letter").

1. It is hereby agreed by each of the parties hereto that, with effect on and from the Effective Date (as hereinafter defined), the Facility Letter shall be, and is hereby amended and restated in the form set out in Exhibit A to this letter so that the rights and obligations of the parties shall on and from the Effective Date be governed by the Facility Letter as so amended and restated.

2. On and as from the Effective Date, all references in the Facility Letter to "this letter", the "Facility Letter", "hereunder", "herein" and all similar terms shall be construed as including a reference to this letter and to the Facility Letter as so amended and restated.

3. The Borrowers agree to pay an up-front facility fee of L28,750 in respect of the increase in the Facility Amount upon signing this letter.

4. This letter shall take effect on the date of delivery to us (the "Effective Date") of a copy of this letter duly executed as a deed by Big Flower Limited, Olwen Direct Mail Limited and acknowledged by Big Flower Press Holdings, Inc.

5. In executing this letter, Big Flower Digital Services Limited shall accede to and be bound by the Facility Letter and each other party to this letter agrees that it may so accede and shall be so bound.

6. Save as amended and restated as aforesaid, the Facility Letter and all our rights, powers and discretions thereunder remain in full force and effect.

7. Terms defined in the Facility Letter shall have the same meaning in this letter unless otherwise defined herein.

8.         This letter shall be executed as a deed.

9. This letter may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

10. This letter shall be governed by and construed in accordance with English law.

Signed as a deed

By--------------------------
BANKERS TRUST COMPANY

We confirm our agreement to the terms of the letter set out above.


----------------------------                       ----------------------------
By                                                 By


and-------------------------                       and-------------------------
BIG FLOWER LIMITED                                 BIG FLOWER DIGITAL SERVICES
                                                   LIMITED

----------------------------
By


and-------------------------                    By-----------------------------
OLWEN DIRECT MAIL LIMITED                       BIG FLOWER PRESS HOLDINGS, INC.

                                    EXHIBIT A

                      Amended and Restated Facility Letter

Big Flower Limited
c/o Ashurst Morris Crisp
5 Appold Street
London EC2A 2HA

Olwen Direct Mail Limited
c/o Ashurst Morris Crisp
5 Appold Street
London EC2A 2HA

Big Flower Digital Services Limited
c/o Ashurst Morris Crisp
5 Appold Street
London EC2A 2HA

c.c:       Big Flower Press Holdings, Inc.
           3 East 54th  Street
           17th Floor
           New York
           NY 10022

           Attn: Mark Angelson

Date: 13th March 1998

Dear Sirs,

We, Bankers Trust Company acting through our branch at London (the "Bank"), set out below the terms and conditions on which we are prepared to provide you, Big Flower Limited ("Big Flower"), Big Flower Digital Services Limited ("BFDSL") and Olwen Direct Mail Limited ("Olwen") (together the "Borrowers" and each individually a "Borrower") and to Troypeak Limited and Pismo Limited, provided that each of Troypeak Limited, Pismo Limited, the Bank and the Borrowers execute the Deed of Accession attached to this letter as Appendix C, the following loan facility.

1.         Amount and Commitment Period

           The amount of the facility is L50,000,000 (the "Facility
           Amount") such amount being comprised of two tranches, the first tranche in an amount of L27,000,000 ("Tranche A") and the second tranche in an amount of L23,000,000 ("Tranche B"). The facility shall be available to Big Flower for an initial drawing of L23,287,685.84 under Tranche A and an initial drawing by BFDSL of L16,145,437.42 under Tranche B and, in each case, thereafter by any Borrower and/or any Acceding Borrower for any other subsequent drawing, each of a minimum of L200,000 (except where the remaining undrawn amount of the facility is less than L200,000 in which case the amount available up to the Facility Amount may be drawn) and an integral multiple of L200,000 on any day on which banks in London are open and on which Sterling deposits may be dealt in on the London inter-bank market and on which commercial banks and foreign exchange markets are open for business in London and New York City (a "Business Day") during the period (the "Commitment Period") ending on 29th April, 1998 if:-

1.1 with respect to the initial drawing under Tranche A, the conditions precedent listed in Clause 7.1 are fulfilled to the Bank's satisfaction, and with respect to the initial drawing under Tranche B, the conditions precedent listed in clause 7.2 are fulfilled to the Bank's satisfaction; and

1.2 not later than 5 p.m. (London time) on the Business Day preceding the date of the relevant drawing, the Bank has received from the Borrower or Acceding Borrower, as the case may be, a notice of drawing in the form attached as Appendix A except that in the case of the initial drawing under Tranche B of the facility, BFDSL may submit its notice of drawing not later than 2 p.m. on the Business Day of such drawing.

2.         Purpose

           Big Flower shall use the entire proceeds of the initial drawing made by it under Tranche A for the acquisition of Olwen and/or the refinancing of existing indebtedness of Olwen and BFDSL shall use the entire proceeds of the initial drawing made by it under Tranche B for the acquisition of Troypeak Limited and/or Pismo Limited and/or the refinancing of existing indebtedness of Troypeak Limited and/or Pismo Limited and each of the Borrowers shall use all other drawings made by it for the general corporate purposes of itself and its subsidiaries (including working capital) and each of the Acceding Borrower shall use the entire proceeds of each drawing made by it for the general corporate purposes of itself and its subsidiaries (including working capital) but the Bank need not check that any Borrower or Acceding Borrower does so.

3.         Repayment, Prepayment and Cancellation

3.1 Subject as otherwise provided in this letter, the principal amount of all outstanding drawings shall be repaid on 30th April 1998 (the "Final Maturity Date").

3.2 Any Borrower may prepay any drawing or any part thereof which is a minimum of L200,000 and an integral multiple of L200,000, on the last day of any period for determining interest in relation to that drawing in accordance with Clause 4 (each such period and each period for determining interest in accordance with Clause 10.3, an "Interest Period") if such Borrower provides the Bank with not less than one Business Day's prior notice of the date and amount of the prepayment.

3.3 Any notice of prepayment under this letter will oblige the Borrower to prepay in accordance with that notice. No Borrower may repay or prepay all or part of the loan except as expressly provided in this letter. Any amount prepaid may be reborrowed.

3.4 Any repayment or prepayment shall be made together with all unpaid interest accrued on the amount of that repayment or prepayment and any other sum then due under this letter.

3.5 The Borrowers, acting together, may by not less than one Business Day's prior notice to the Bank cancel all or any part (but if in part in a minimum principal amount of L200,000 and in an amount which is an integral multiple of L200,000) of the Bank's unutilised commitment hereunder.

4.         Interest

4.1 Interest will be calculated and payable on each drawing by reference to successive Interest Periods. Interest accrued during an Interest Period shall be paid to the Bank on the last day of that Interest Period unless provided otherwise in this letter. Each Interest Period shall be of one, two, three or four weeks' duration, as selected in a notice received by the Bank not later than 2 p.m. (London time) on the Business Day immediately preceding the beginning of that Interest Period except that:-

           (a) any Interest Period which would otherwise end on a non-Business Day shall instead end on the next Business Day unless it would thereby end in the next calendar month, in which case it shall end on the immediately preceding Business Day and each subsequent Interest Period shall end on the last Business Day in the appropriate month;

           (b) subject to the above exceptions, any Interest Period for which no effective selection notice is received by the Bank shall be of one week's duration;

           (c) if an Interest Period would otherwise overrun the Final Maturity Date, such Interest Period shall be shortened so that it ends on the Final Maturity Date.

4.2

           (a) The rate of interest applicable in relation to any Interest Period shall be the rate per annum (as determined by the Bank) equal to the sum (rounded up to the nearest four decimal points) of:-

                         (i)    the Margin (namely 1.25%); and

                         (ii) LIBOR (being on any date the rate at which the Bank is offered Sterling deposits by prime banks in the London inter-bank market at or about
                                11.00 a.m. on such date in an amount equivalent to the relevant drawing and with a maturity equivalent to the duration of such Interest Period) in effect on the first day of such Interest Period; and

                         (iii) the MLA Costs in relation to that Interest Period or part thereof as determined in accordance with Appendix B. The Bank shall notify the Borrowers of the MLA Costs applicable to that Interest Period as soon as practicable after the determination thereof.

         (b) However, in relation to any Interest Period for which (i) the Bank is not offered deposits as contemplated by Clause 4.2.1(a) or (ii) the Bank determines that the deposits so offered to the Bank are not sufficient to enable the Bank to fund (having regard to its other funding requirements) the amount to which that Interest Period relates, then the Bank shall, as soon as practicable, notify the Borrowers and shall for a period of up to five Business Days negotiate with the Borrowers in good faith with a view to agreeing a substitute basis for determining the rate of interest applicable during that particular Interest Period. If a substitute basis is agreed, it shall take effect retrospectively from the commencement of that Interest Period. If a substitute basis is not agreed then with retrospective effect from the commencement of that Interest Period, the rate of interest applicable to that

                  Interest Period shall be calculated in accordance with Clause 4.2(a) except that there shall be substituted for the rate referred to in Clause 4.2(a)(ii) the percentage per annum reasonably determined by the Bank to be that which expresses the cost to the Bank of funding the relevant drawing for that Interest Period by whatever means the Bank reasonably determines to be appropriate.

5.         Payments

5.1 Each payment by a Borrower under this letter shall be made in Sterling so as to be received by the Bank in immediately available cleared funds, free and clear of any restriction or condition, not later than 2 p.m. (London time) on the due date by transfer to such account of the Bank as the Bank may from time to time designate.

5.2 Each such payment pursuant to Clause 5.1 shall be made without any set-off or counterclaim or any deduction or withholding on account of United Kingdom tax except to the extent required by law, in which event the Borrowers shall pay the Bank such additional sum as will result in the Bank receiving on the due date of the relevant payment (free from any liability in relation to any such deduction or withholding) a net sum equal to the full amount which would have been receivable had no such deduction or withholding been required. The Borrowers shall on request supply the Bank with evidence reasonably satisfactory to the Bank of the relevant deduction or withholding. However no such additional sum shall be payable if the Bank ceases to be a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 and which is within the charge to UK corporation tax as regards any interest received by it hereunder otherwise than as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the UK Inland Revenue occurring after the date of this letter. Without prejudice to the foregoing provisions of this Clause 5.2, if the Bank is required to make any payment in respect of taxes on or in relation to any sum received or receivable hereunder by the Bank or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Bank, upon demand by the Bank, the Borrowers shall indemnify the Bank against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith provided that this indemnity shall not extend to any liability of the Bank arising from UK corporation tax.

5.3 Any payment which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.

6.         Illegality and Increased Costs

6.1 If (a) the adoption of any applicable law, rule or regulation, any change therein or any change in the interpretation or administration thereof, after the date of this letter would make it unlawful for the Bank to perform all or any of its obligations under this letter or
           (b) compliance by the Bank (or its holding company) with any request or directive (whether or not having the force of law) issued after the date of this letter by any central bank or fiscal or other monetary authority with which it is customary for banks in the relevant jurisdiction to comply would prevent the Bank from performing all or any part of its obligations under this letter, its commitment hereunder shall be cancelled upon prior written notification by the Bank to the Borrowers of the relevant circumstances, whereupon the Borrowers shall, on the date specified in such notice, repay the outstanding drawings hereunder together with all accrued interest and all other amounts owing hereunder to the Bank.

6.2 Subject to Clause 6.3, the Borrowers shall on demand by the Bank pay to the Bank the amount of any increased cost reasonably determined by the Bank to be incurred by it (or its holding company) as a result of the introduction of or any change in, or any change in the interpretation or application of, any law or regulation or directive (including without limitation any law or regulation or directive relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

           In this Letter "increased cost" means (i) an additional cost incurred by the Bank (or its holding company) as a result of the Bank having entered into, or performing, maintaining or funding its obligations under, this Letter; or (ii) a reduction in any amount payable to the Bank or the effective return to the Bank under this Letter or to the Bank (or its holding company) on its capital; or (iii) the amount of any payment made by the Bank or the amount of any interest or other return foregone by it calculated by reference to any amount received or receivable by it from the Borrowers.

6.3 Clause 6.2 does not apply to any increased cost (a) compensated for pursuant to Clause 5.2, or (b) attributable to any change in the rate of tax on the overall net income of the Bank imposed in the jurisdiction in which its principal office for the time being is situate or (c) compensated for by the MLA Costs.

7.         Conditions Precedent and Drawdown

7.1 The Bank shall not be obliged to advance any drawing under Tranche A of this facility unless:-

           (a) before a Borrower requests any drawing, the Bank has received the following, in form and substance satisfactory to the Bank acting reasonably (and has notified the Borrowers upon such receipt that all the conditions set out in this Clause 7.1 have been met to the satisfaction of the Bank acting reasonably):

                    (i) the enclosed copy of this letter, countersigned and dated on each of the Borrower's behalf;

                    (ii) a guarantee from Big Flower Press Holdings, Inc. (the "Guarantor"), in form and substance agreed between the Bank and Big Flower;

                    (iii) a certificate of incumbency in form and substance satisfactory to the Bank acting reasonably, certified to the Bank's reasonable satisfaction, attaching:-

                              (A) Big Flower's Memorandum and Articles of Association;

                              (B) a resolution of Big Flower's Board of Directors approving this letter and authorising the countersignature of the enclosed copy of this letter and the Share Charge and the giving of any notice or the taking of any other action under or in connection with this letter and the Share Charge;

                              (C)       the names, titles and specimen
                                        signatures of the persons authorised to
                                        take action as specified in Clause
                                        7.1(a)(iii)(B) above and those
                                        authorised to operate the facility;

                    (iv) a certificate of incumbency in form and substance satisfactory to the Bank acting reasonably, certified to the Bank's reasonable satisfaction, attaching:-

                              (A)       the Guarantor's certificate of
                                        incorporation and bylaws;

                              (B) a resolution of the Guarantor's Board of Directors approving the Guarantee and authorising its execution and the giving of any notice of the taking of any other action under or in connection with the Guarantee;

                    (v) a legal opinion in form and substance agreed between the Bank and the Borrowers from Ashurst Morris Crisp, legal advisers to the Borrowers in England;

                    (vi) a legal opinion in form and substance agreed between the Bank and the Borrowers from the General Counsel of the Guarantor in New York;

                    (vii) evidence that Ashurst Morris Crisp has irrevocably accepted its designation as the Guarantor's agent to receive service of process as provided in
                              Section 16.2 of the Guarantee, satisfactory in form and substance to the Bank acting reasonably; and

                    (viii) within 45 days of this letter, management accounts of Big Flower; and

                    (ix) a certificate issued by the Guarantor to the Bank certifying compliance with the Credit Agreement or, in the case of any breach under the Credit Agreement, certifying that such breach has been waived, in the agreed form attached hereto as Appendix C;

           (b) no Event of Default specified in Clause 10.2 (nor any event which, with the giving of any notice, and/or the expiry of any grace period, provided for in Clause 10.2, would constitute an Event of Default (hereinafter referred to as a "Default")) has occurred on or before the proposed date of the relevant drawing or will occur as a result of the relevant drawing being made.

7.2 The Bank shall not be obliged to advance any drawing under Tranche B of this facility unless:-

           (a) before a Borrower requests any drawing, the Bank has received the following, in form and substance satisfactory to the Bank acting reasonably (and has notified the Borrowers upon such receipt that all the conditions set out in this Clause 7.2 have been met to the satisfaction of the Bank acting reasonably):

                    (i) the enclosed copy of this letter, countersigned and dated on each of the Borrower's behalf;

                    (ii) a supplemental guarantee (the "Supplemental Guarantee" being a guarantee from the Guarantor to the Bank dated the date hereof and in the form and substance agreed between the Bank and the Guarantor), duly executed by the Guarantor and a deed of amendment to the Share Charge

                              (the "Share Charge" being a share charge from Big Flower in favour of the Bank over the shares of Olwen dated 18th September 1997) in form and substance agreed between the Bank and Big Flower, duly executed by Big Flower;

                    (iii) a certificate of incumbency in form and substance satisfactory to the Bank acting reasonably, certified to the Bank's reasonable satisfaction, attaching:-

                              (A)       BFDSL's Memorandum and Articles of
                                        Association;

                              (B)       a resolution of BFDSL's Board of
                                        Directors approving this letter and
                                        authorising the countersignature of the
                                        enclosed copy of this letter and the New
                                        Share Charge and the giving of any
                                        notice or the taking of any other action under or in connection with this letter and the New Share Charge;

                              (C)       the names, titles and specimen
                                        signatures of the persons authorised to
                                        take action as specified in Clause
                                        7.2(a)(iii)(B) above and those
                                        authorised to operate the facility;

                     (iv) a copy, certified to the Bank's satisfaction, of the resolution of Big Flower's Board of Directors approving this letter and authorising the countersignature of the enclosed copy of this letter and the deed of amendment to the Share Charge and the giving of any notice or the taking of any other action under or in connection with this letter and the deed of amendment to the Share Charge;

                     (v) a copy, certified to the Bank's satisfaction, of the resolution of Olwen's Board of Directors approving this letter and authorising the countersignature of the enclosed copy of this letter and the giving of any notice or the taking of any other action under or in connection with this letter;

                     (vi) a copy, certified to the Bank's satisfaction, of the resolution of the Guarantor's Board of Directors approving the Supplemental Guarantee and authorising its execution and the giving of any notice of the taking of any other action under or in connection with the Guarantee;

                     (vii) a legal opinion in form and substance agreed between the Bank and the Borrower from Ashurst Morris Crisp, legal advisers to the Borrowers in England;

                     (viii) a legal opinion in form and substance agreed between the Bank and the Borrowers from the General Counsel of the Guarantor in New York;

                     (ix) a certificate issued by the Guarantor to the Bank certifying compliance with the Credit Agreement or, in the case of any breach under the Credit Agreement, certifying that such breach has been waived, in the agreed form attached thereto as Appendix C;

           (b) no Event of Default specified in Clause 10.2 (nor any event which, with the giving of any notice, and/or the expiry of any grace period, provided for in Clause 10.2, would constitute an Event of Default (hereinafter referred to as a "Default")) has occurred on or before the proposed date of the relevant drawing or will occur as a result of the relevant drawing being made.

7.3 The proceeds of each drawing will be made available to the relevant Borrower or as such Borrower directs in immediately available cleared funds, free and clear of any restriction or condition, not later than 2 pm (London time) on the due date by transfer to such account of the Borrower with such bank in London as such Borrower shall have specified in the Notice of Drawing.

8.         Representation and Warranties

           By countersigning the copy of this letter or by acceding to it by any other means, each Borrower hereunder represents and warrants to the Bank as follows (each such representation and warranty to survive such countersignature and the making of any drawing hereunder):-

8.1 Each Borrower is incorporated and existing under the laws of England and Wales and has full power and authority to enter into, exercise its rights and perform and comply with its obligations hereunder and, where applicable, under the Share Charge and the New Share Charge.

           (a) All action, conditions and things required by BFDSL's Memorandum and Articles of Association and the laws of England to be taken, fulfilled and done (including the obtaining of any consents, or the making of any registrations or filings) in order to:-

                  (i) enable BFDSL lawfully to agree to be bound by, enter into, exercise its rights and perform and comply with its obligations hereunder and under the New Share Charge;

                  (ii) to ensure that those obligations are legal, valid, binding and enforceable; and

                  (iii) to make this letter and the New Share Charge (when executed and delivered) and BFDSL's countersignature hereunder admissible in evidence in the English courts have been taken, fulfilled and done;

           (b) All action, conditions and things required by Big Flower's Memorandum and Articles of Association and the laws of England to be taken, fulfilled and done (including the obtaining of any consents, or the making of any registrations or filings) in order to:

                     (i) enable Big Flower lawfully to be bound, enter into, exercise its rights and perform and comply with its obligations hereunder and under the deed of amendment to the Share Charge;

                     (ii) to ensure that those obligations are legal, valid, binding and enforceable; and

                     (iii) to make this letter and the deed of amendment to the Share Charge and Big Flower's countersignature hereunder admissible in evidence in the English courts have been taken, fulfilled and done;

           (c) All actions, conditions and things required by Olwen's and each Acceding Borrower's Memorandum and Articles of Association and the laws of England to be taken, fulfilled and done (including the obtaining of any consents, or the making of any registrations or filings) in order to:

                     (i) enable Olwen and each Acceding Borrower lawfully to agree to be bound by, enter into, exercise its rights and perform and comply with its obligations hereunder;

                     (ii) to ensure that those obligations are legal, valid, binding and enforceable; and

                     (iii) to make this letter and Olwen's and each Acceding Borrower's countersignature hereunder admissible in evidence in the English courts have been taken, fulfilled and done.

8.2 The obligations expressed to be assumed by the Borrowers hereunder, by Big Flower under the Share Charge and by BFDSL under the New Share Charge are legal, valid, binding and enforceable;

8.3 None of the Borrowers, nor the Guarantor nor any of their respective subsidiaries is in default in respect of any obligation nor does any default exist in respect of, or under any agreement relating to, any of its indebtedness for or in respect of moneys borrowed or raised (whether as principal debtor or otherwise) which default has or could reasonably be expected to have a material adverse effect on the ability of any of the Borrowers to perform and comply with its obligations hereunder or the Guarantor's ability to perform and comply with its obligations under the Guarantee;

8.4 No Event of Default or Default (nor any event referred to in Clause 7.1(a)(ix) and 7.2 (a)(ix)) has occurred or will occur as a result or making any drawing under this facility;

8.5 It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this letter, the Share Charge, the New Share Charge or the Guarantee that any stamp, registration or similar duty or tax be paid in England and Wales or in the States of Delaware or New York or under the federal laws of the United States of America on or in relation to such documents;

8.6 No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which could reasonably be expected to be adversely determined or if pursued to their final conclusions whether or not adversely determined, would have a material adverse effect on the business or financial condition of any of the Borrowers or their ability to perform their obligations under this letter, the New Share Charge or the Share Charge;

8.7 All information given to the Bank in writing by or on behalf of the Borrowers concerning any of the Borrowers and their respective businesses, affairs, assets or liabilities was when given and is on the date hereof (to the best of that Borrowers knowledge) true and correct in all material respects and (to the best of that Borrowers knowledge) no matter or fact has not been disclosed in writing to the Bank which could render any such information untrue or misleading in any material respect; and

8.8 Following the acquisition of Troypeak Limited and Pismo Limited, BFDSL will be the legal and beneficial owner of the property which is the subject of the New Share Charge with full title guarantee, and the New Share Charge will create an Encumbrance of the type and with the priority that such New Share Charge purports to create, over all such property.

8.9 Each of the representations and warranties in this Clause will be correct and complied with as though made on and as of the date of any Notice of Drawing and the date of any drawing hereunder.

9.         Undertakings

           By countersigning the copy of this letter or by acceding to it by any other means, each Borrower will undertake to the Bank that, so long as any sum remains to be drawn or remains payable under this facility:-

9.1 It will notify the Bank of the occurrence of any Event of Default (or of any event referred to in Clause 7.1(a)(ix) or 7.2(a)(ix)) within five Business Days of becoming aware of the same;

9.2 It will not, and will cause its subsidiaries not to, create, incur, assume or suffer to exist any Encumbrance on or with respect to any of its properties, assets or revenues, whether now owned or hereafter acquired, to secure any Indebtedness (as defined in the Credit Agreement) other than Permitted Liens (as defined in the Credit Agreement) or as contemplated in this letter.

9.3 In the case of BFDSL only, immediately on the acquisition by it of Troypeak Limited and Pismo Limited, it shall enter into the New Share Charge and provide any documents or other instruments required to be provided to the Bank pursuant thereto.

9.4

           (a) In the case of Big Flower only, it shall duly and punctually perform and observe all terms, covenants and conditions on its part to be performed and observed under the Share Charge and shall not permit Olwen to re-register as an unlimited company;

           (b) In the case of BFDSL only, it shall duly and punctually perform and observe all terms, covenants and conditions on its part to be performed and observed under the New Share Charge and shall not permit either Troypeak Limited or Pismo Limited to register as an unlimited company.

9.5 It shall ensure that its payment obligations under this letter shall at all times be direct, unconditional, and general obligations and shall at all times rank at least pari passu in right of payment with all its other outstanding unsubordinated indebtedness;

9.6 It shall keep its business and assets insured and use all reasonable efforts to procure that the business and assets of its subsidiaries are insured with reputable underwriters or insurance companies in the manner and to the extent usual for such business and assets and, from time to time upon the reasonable request of the Bank and to the extent practicable, furnish the Bank with evidence as to its compliance with its obligations under this paragraph; and

10.        Events of Default

10.1 At any time after the occurrence (for whatever reason and whether within or beyond the Borrowers' control) of an Event of Default (as defined below) the Bank, by written notice to the Borrowers, may:

           (a)       terminate the Bank's commitment to lend hereunder;

           (b) demand immediate repayment of the outstanding principal amount of the drawings together with accrued interest (if any) and any other sums payable hereunder;

           (c) give written notice to the Guarantor to pay under the Guarantee; and/or

           (d) if 30 days after giving notice to the Guarantor under paragraph (c) above no payment under the Guarantee has been made, enforce all or any part of its security constituted under the Share Charge and/or the New Share Charge.

10.2       The following shall each be an "Event of Default":

           (a) Any Borrower or the Guarantor fails to pay any principal sum expressed to be due hereunder or under the Guarantee as and when provided in this letter or the Guarantee, as applicable, or fails to pay any other amount within three Business Days of the date such amount falls due hereunder or under the Guarantee;

           (b) Any representation, warranty or statement by any Borrower hereunder or in connection with this letter, the Share Charge or the New Share Charge or by the Guarantor under the Guarantee is not complied with in any material respect, or is or proves to have been incorrect in any material respect when made;

           (c) Big Flower fails to perform or comply with any provisions of Clauses 2, 4 or 5 of the Share Charge;

           (d) BFDSL fails to perform or comply with any provisions of Clauses 2, 4 or 5 of the New Share Charge;

           (e) The Guarantor fails to perform or comply with any of the provisions of the Guarantee (other than payment obligations) and such failure is not remedied within 30 days after notice of that failure has been given to the Guarantor by the Bank;

           (f) The Guarantee or the obligations of the Borrowers under this letter, of Big Flower under the Share Charge or of BFDSL under the New Share Charge shall, for any reason whatsoever, cease to be in full force and effect or any person acting by or on behalf of the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guarantee;

           (g) The security constituted by the Share Charge or the New Share Charge ceases to be effective or is materially impaired;

           (h) The Indebtedness of the Guarantor under the Credit Agreement either (a) shall become capable of acceleration in accordance with Section 10 thereof (as a result of the occurrence of an Event of Default (as defined in the Credit Agreement), (b) is accelerated or placed on demand or (c) is not paid when due and before the end of any applicable grace period;

           (i) An Event of Default as defined in Section 10.02 (in respect of the Guarantor), 10.04, 10.05 or 10.09 of the Credit Agreement shall occur in relation to any Borrower or the Guarantor (notwithstanding any provision to the contrary in the Credit Agreement each Borrower is deemed to be a Subsidiary and not an Insignificant Subsidiary for the purposes of this Section 10.2(h)).

10.3 If a Borrower does not pay any sum expressed to be payable hereunder as provided in this letter, such Borrower shall on demand pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Bank (both before and after judgement). The rate of interest applicable shall be the rate per annum equal to the sum of 1% and the rate which would be applicable under Clause 4.2 if that overdue sum were of principal. If however the overdue sum is of principal and becomes due otherwise than on the last day of an Interest Period, the first default Interest Period applicable to that overdue sum shall end on the last day of the Interest Period first-mentioned in this sentence and the rate of interest applicable to that sum for that period shall be the sum of 1% and the rate applicable to it immediately before it became due. Any such interest not paid on demand shall itself bear interest accordingly.

10.4 The Borrowers shall on demand indemnify the Bank against any funding or other cost, loss, expense or liability (including loss of Margin) which has been or will be sustained or incurred by the Bank as a result of any Event of Default, or its receipt or recovery of all or any part of any drawing or any overdue sum otherwise than on the last day of an Interest Period relating thereto or any drawing duly requested failing to be made due to any of the conditions precedent for such drawing specified in Clause 7 not being satisfied.

11.        Expenses

11.1       The Borrowers will reimburse the Bank on demand:-

           (a) all reasonable expenses (including reasonable legal fees) incurred by the Bank in preparing and negotiating, executing and completing the transactions contemplated in this letter, the Share Charge, the New Share Charge and the Guarantee and any other documents referred to therein and all expenses (including reasonable legal fees) incurred by the Bank in enforcing and/or preserving any of its rights hereunder or under the Guarantee, the Share Charge or the New Share Charge; and

           (b) any stamp, registration or similar fees or taxes of any kind payable in connection with this letter, the Guarantee, the Share Charge or the New Share Charge and any penalty for late payment thereof.

11.2 The Borrowers agree to pay to the Bank a commitment fee (the "Commitment Fee") in respect of the Commitment Period computed at a rate equal to 0.375 per cent. per annum on the unutilised commitment from time to time of the Bank. Accrued Commitment Fee shall be due and payable in arrears on 31st March, 30th June, 30th September and 31st December in each year and on the Final Maturity Date or such earlier date as the commitment shall be terminated.

11.3 Upon signing of the Facility Letter, Big Flower paid the Bank an up-front facility fee of L33,750.

12.        Accession

12.1 Each of the parties to this facility agrees that after the date of this letter Troypeak Limited and Pismo Limited may each become an Acceding Borrower to this facility on the terms and conditions set out in this Clause 12, provided that neither Acceding Borrower shall have any liability under this letter in respect of any drawing made by Big Flower, Olwen, BFDSL or the other Acceding Borrower hereunder or any interest thereon or any other amounts payable hereunder in respect thereof.

12.2 Troypeak Limited and Pismo Limited may each become an Acceding Borrower under this letter if:

           12.2.1 BFDSL gives written notice to the Bank (such notice to be, mutatis mutandis, in the form of the certificate delivered pursuant to Clause 7.1(a)(iii), be accompanied by certified copies of Troypeak Limited's and Pismo Limited's most recent management accounts, their most recent audited accounts and be otherwise in form and substance satisfactory to the Bank, acting reasonably);

           12.2.2 each of the Bank, Troypeak Limited or Pismo Limited, as the case may be, and each Borrower executes and delivers the Deed of Accession (attached to this letter as Appendix C);

           12.2.3 the Bank receives a legal opinion from Ashurst Morris Crisp in form and substance agreed between it and the Borrowers.

12.3 Each Acceding Borrower shall use the entire proceeds of each drawing for its working capital requirements, but the Bank need not check that such Acceding Borrower does so.

12.4 Subject to the liability of each Acceding Borrower being limited as aforesaid, following the satisfaction of the conditions specified in Clause 12.2:

           12.4.1    Clauses 3.1 to 3.4 (inclusive), 4, 5, 6, 7.2, 10.1, 10.2
                     and 10.3 of this letter shall apply to the Acceding Borrower and the word "Borrower" shall be read as "Borrower(s) or any Acceding Borrower(s), as the case may be," (except that in Clause 10.1 notice of an Event of Default shall always be provided to the Borrowers);

           12.4.2 Clauses 7.1(b), 10.4, 11.2 and 13 shall apply to the Acceding Borrowers and in these provisions the word "Borrower" shall be read as "Borrower(s) and/or any Acceding Borrower(s)"; and

           12.4.3 Each Acceding Borrower shall represent and warrant to the Bank and undertake to the Bank in the terms of Clauses 8 and 9 as if references to the "Borrower" were references to an "Acceding Borrower(s)" and references to the Share Charge, the New Share Charge and Guarantee were deleted.

12.5 For the avoidance of doubt, only this Clause 12 and the provisions specified in Clauses 12.4.1, 12.4.2 and 12.4.3 shall apply to the Acceding Borrowers and then only so far as imposing any liability on the Acceding Borrowers as aforesaid.

13.        Liability

13.1 Notwithstanding any other provision of this letter, Big Flower and BFDSL shall be jointly and severally liable for any and all drawings made under this letter by any Borrower or any Acceding Borrower or any interest thereon or any other amounts payable hereunder.

13.2 Notwithstanding any other provision of this letter, Olwen shall have no liability under this letter in respect of any drawing made by Big Flower hereunder or any interest thereon or any other amounts payable hereunder in respect thereof.

14.        Miscellaneous

14.1       In this letter:-

"Acceding  Borrowers" means Troypeak Limited and Pismo Limited which may become borrowers to this facility in accordance with the terms and conditions set out in Clause 12 and "Acceding Borrowers" means either of them.

           "Credit Agreement" means the credit agreement dated as of June 12, 1997 among, inter alia, Big Flower Press Holdings, Inc., as borrower, and Bankers Trust Company, as Administrative Agent as amended, modified and/or varied from time to time;

"Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security including security equivalents such as finance leases, sale and re-purchase, sale and leaseback, sale of receivables on a recourse basis, deferred purchases and title retention agreements other than any such security interest or arrangement arising under or in relation to the accounts receivable facility arrangements between the Bank and the Guarantor and provided further that if there are any conflicts between this letter and such arrangements the accounts receivable facility arrangements shall prevail;

"Guarantee" means the guarantee described in Clause 7.1(a)(ii) or the Supplemental Guarantee described in Clause 7.2(b)(ii), as the case may be;

"Guarantor" means Big Flower Press Holdings, Inc.;

"New Share Charge" means the charge over the shares of Troypeak Limited and Pismo Limited to be granted by BFDSL in favour of the Bank;

         "Qualifying Bank" means at any time a bank as defined in Section 840A of the Taxes Act 1988 for the purposes of Section 349 of that Act which is within the charge to UK corporation tax as respects any interest payable or paid to it under this letter;

         "Share  Charge"  means the  charge  over the  shares of Olwen to be granted by Big Flower in favour of
         the Bank; and

         "Sterling", "Pounds" and "L" means the lawful currency for the time being of the United Kingdom.

         Unless the context otherwise requires, a reference to a document includes an amendment or supplement to, or a replacement or a novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Deed.

14.2      Except as expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be by facsimile or letter and shall be sent:-

           14.2.1 to the Borrowers at fax no.0171 972 7990 or c/o Ashurst Morris Crisp, Broadwalk House, 5 Appold Street, London EC2A 2HA (in each case marked for the attention of Jeffrey Sultoon) and copied to Mark Angelson at fax no. 001 212 521 1640.

           14.2.2 to the Bank at fax no. 0171 982 2087 or to 1 Appold Street, Broadgate, London EC2A 2HE marked for the attention of Alice Thompson with a copy to 00 353 1 805 1092 or to:
                     BT Services Ireland Limited, 4th Floor, Abbey Court, Irish Life Centre, Lower Abbey Street, Dublin 1, Ireland (in each case, marked for the attention of Mr Tom O'Doherty, Loans Administration);

           or such other fax number or address or marked for such other attention as the relevant party may from time to time notify the other for the purpose of this facility. Any notice or communication hereunder shall be deemed received when sent (if by fax) or when delivered to the appropriate address or two days after being posted (if by letter) and shall be effective notwithstanding any change of fax number or address or that it be returned undelivered (except that, if received on a non-Business Day or after normal business hours, it shall be deemed received on the next Business Day after such receipt). Any notice or other communication shall be irrevocable.

14.3 For the avoidance of doubt and notwithstanding any other provision of this letter, receipt of reports, accounts and any other documents required to be delivered by the Borrowers to the Bank (other than notices) by Bankers Trust in New York shall constitute delivery to the Bank.

14.4 All interest and Commitment Fees shall accrue from day to day and be calculated on the basis of actual days elapsed and a 365 day year.

14.5 Any amount received or recovered by the Bank (whether under this letter or otherwise) in respect of any sum expressed to be due to it from a Borrower under this letter in a currency (the "other currency") other than that in which the relevant obligation is expressed to be payable, whether as a result of, or enforcement of, a judgement or order of a court or tribunal of any jurisdiction, in the dissolution of a Borrower or otherwise, shall only constitute a discharge of the Borrowers to the extent the amount in the currency in which the relevant obligation is expressed to be payable which the Bank would be able to purchase in accordance with normal banking procedures with the amount so received or recovered in the other currency (after any premium or costs of exchange) on the date of that receipt or recovery (or, if it would not be practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount in the other currency is less than the amount in the currency in which the relevant obligation is expressed to be payable to the Bank, the Borrowers shall indemnify it against any loss sustained by it as a result. In such event, the Borrowers shall also indemnify the Bank against the costs of making any such purchase. These indemnities constitute a separate and independent obligation from the other obligations in this letter, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank and shall continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due under this letter or any judgement or order. No proof or evidence of any actual loss may be required other than proof of the actual amount in the currency in which the relevant obligation is expressed to be payable purchased by the Bank as mentioned above and the date upon which such purchase was effected.

14.6 In case any one or more provisions of this letter shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.7 No failure by the Bank to exercise or delay by the Bank in exercising any right or remedy under this letter will operate as a waiver thereof, nor will any single or partial exercise by the Bank of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this letter are cumulative and not exclusive of any rights or remedies provided by law.

14.8 The Bank shall be entitled, but not obliged, without notice to the Borrowers to combine, consolidate or merge all or any of any of the Borrowers' accounts with any liabilities to the Bank and may set-off or transfer any sum outstanding to the credit of any of the Borrowers' accounts (whether or not then due) or any credit balances on any other accounts with the Bank to which a Borrower is beneficially entitled in or towards the satisfaction of any of its liabilities to the Bank and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and the Bank is hereby authorised to use any such sums or credit balances to effect any necessary conversions at its own rate of exchange then prevailing.

14.9 The letter shall benefit and be binding on the Bank and the Borrowers, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this letter. Any reference in this letter to any party shall be construed accordingly. The Borrowers may not assign or transfer all or part of its rights or obligations under this letter. The Bank may transfer all or part of its rights and obligations under this letter to a Qualifying Bank with a lending office in the UK or change its lending office within the UK for the purposes of this letter with the prior written consent of the Borrowers, such consent not to be unreasonably withheld or delayed. The transfer shall become effective when the Borrowers have been notified of it by the Bank and has received from the transferee an undertaking (addressed to it) to be bound by this letter and to perform the obligations transferred to it.

14.10 The Bank's initial lending office for the purposes of this letter is set out at the commencement of this letter.

14.11 This letter, and the agreement of each of the Borrowers to be bound by it, shall be governed by and construed in accordance with English law.

Please confirm your agreement to the terms and conditions of this letter by countersigning and dating the enclosed copy of this letter and returning it to us at the address set out at the beginning of this letter.

Yours faithfully,

Bankers Trust Company----------------------

We agree to the terms and conditions of your letter dated 13th March, 1998 of which the above is a copy.

for and on behalf of                         for and on behalf of
Big Flower Limited                           Big Flower Digital Services Limited


---------------------------                  ----------------------------------
Name:      MARK A. ANGELSON                  Name:      MARK A. ANGELSON
Title:     DIRECTOR                          Title:     DIRECTOR

for and on behalf of
Olwen Direct Mail Limited


---------------------------
Name:      MARK A. ANGELSON
Title:     DIRECTOR

                                   APPENDIX A

               FORM OF NOTICE OF DRAWING REFERRED TO IN CLAUSE 1.2

[Date]

Bankers Trust Company acting through its branch at London

Attention:    [         ]

In accordance with Clause 1.2 of the facility letter dated 18th September, 1997, as amended (the "Amended and Restated Facility Letter") from the Bank to the Borrowers, [ ] as a Borrower gives the Bank notice that the Borrower wishes to make a drawing of L[ ] under that facility on [ ], 1998 (or if not a Business Day; the next succeeding day which is a Business Day).

The Borrower elects for the interest period relating to the drawing to be of [ ] week(s).

The Borrower represents, warrants and confirms that:

(A) the representations and warranties contained in Clause 8 of the Facility Letter and those in the [Share Charge/New Share Charge] and the Guarantee which are expressed to be made or repeated on the date of this notice of drawing are true and correct and will be true and correct immediately after the drawing is made; and

(B) no Event of Default or Default has occurred and is continuing or is reasonably likely to result from the drawing.

Capitalised terms used herein shall have the respective meanings provided to such terms in the Facility Letter.

This notice of drawing shall be governed by and construed in accordance with English law.

Big Flower Limited/Big Flower Digital Services Limited/Olwen Direct Mail Limited

By:---------------------------------

Name:-------------------------------

Title:-------------------------------

                                   APPENDIX B

                           CALCULATION OF THE MLA COST

(a) The MLA Cost for a drawing denominated in Sterling is calculated in accordance with the following formula:-

                   BY + L (Y - X ) + S (Y - Z)
                   ---------------------------
                           100 - (B + S)           % per annum = MLA Cost

where on the day of application of the formula:

             B is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to hold on a non-interest bearing deposit account in accordance with its cash ratio requirements;

             Y is the rate at which Sterling deposits are offered by the Bank to leading banks in the London interbank market at or about 11.00 am on that day for the relevant Interest Period;

             L is the percentage of eligible liabilities which the Bank of England requires the Bank to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

             X is the rate at which secured Sterling deposits in the relevant amount may be placed by the Bank with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 am on that day for the relevant Interest Period;

             S is the percentage of the Bank's eligible liabilities which the Bank of England requires the Bank to place as a special deposit; and

             Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b) For the purposes of this Appendix B "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, eg. If B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)        The formula is applied on the first day of the relevant Interest
           Period.

(e) If the Bank determines that a change in circumstances has rendered or will render, the formula inappropriate, the Bank acting reasonably shall determine and shall notify the Borrower of, the manner in which the MLA Costs will subsequently be calculated. The manner of calculation so notified by the Bank shall, in the absence of manifest error, be binding on the Borrowers.

                                   APPENDIX C

                                Deed of Accession

THIS DEED OF ACCESSION is made on                          1998

BETWEEN:

(1)        TROYPEAK LIMITED and PISMO LIMITED;

(2) BIG FLOWER LIMITED, OLWEN DIRECT MAIL LIMITED and BIG FLOWER DIGITAL SERVICES LIMITED (the "Existing Borrowers"); and

(3)        BANKERS TRUST COMPANY (the "Bank").

WHEREAS:

(A) This Deed is entered into in connection with a facility letter dated 18th September 1997, as amended, (the "Facility Letter") from the Bank to the Existing Borrowers.

(B) The Existing Borrowers wish that Troypeak Limited and Pismo Limited shall each become an Acceding Borrower as contemplated by Clause 12 of the Facility Letter and the Bank consents thereto.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.         Definitions

           Terms defined in the Facility Letter shall have the same meaning when used in this Deed.

2.         Admission of Acceding Borrowers

2.1 Each of the parties to this Deed agrees that each of Troypeak Limited and Pismo Limited may accede to the Facility Letter in accordance with Clause 12 thereof, on and with effect from the date hereof.

3.         Law

           This Deed of Accession shall be governed by and construed in all respects in accordance with English law.

IN WITNESS whereof the parties have caused this Deed to be duly executed on the date first written above.

Signed as a Deed by                  )
Troypeak  Limited                    )
acting by [         ], a             )
Director, and [        ] [a          )
Director/the Company Secretary]      )



Signed as a Deed by                  )
Pismo Limited                        )
acting by [        ], a              )
Director, and [       ] [a           )
Director/the Company Secretary]      )



Signed as a Deed by                  )
Big Flower Limited                   )
acting by [      ] a                 )
Director and [      ] [a             )
Director/Company Secretary]          )



Signed as a Deed by                  )
Olwen Direct Mail Limited            )
acting by [        ] a               )
Director and [      ] [a             )
Director/Company Secretary]          )



Signed as a Deed by                  )
Big Flower Digital Services Limited  )
acting by [      ] a                 )
Director and [       ] [a            )
Director/Company Secretary]          )



Signed as a Deed by                  )
[                   ]                )
for and on behalf of                 )
Bankers Trust Company                )